Exhibit 3.33

CERTIFICATE OF INCORPORATION

OF

SANLO ACQUISITION, INC.

The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is: Sanlo Acquisition, Inc.

2. The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The corporation is authorized to issue one class of capital stock which shall be a class of 3,000 shares, $.01 par value per share, designated as “Common Stock”.

5. The name of the sole incorporator is David A. Martland, and his mailing address is c/o Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110-2131.

6. The board of directors shall have the power to make, alter or repeal the By-laws of the corporation.

7. The election of the board of directors need not be by written ballot.

8. The corporation shall indemnify to the fullest extent permitted by Section 145 of the. Delaware General Corporation Law, as amended from time to time, each person that such Section grants the corporation the power to indemnify.

9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

10. The corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

IN WITNESS WHEREOF. I have executed this Certificate of Incorporation this 3rd day of June, 2004.

/s/ David A. Martland
David A. Martland, Incorporator

CERTIFICATE OF AMENDMENT

To

CERTIFICATE OF INCORPORATION

Of

SANLO ACQUISITION, INC.

Sanlo Acquisition, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify. that:

The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and stockholders was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware:

RESOLVED: That the Certificate of Incorporation of the Corporation be amended by striking Article First in its entirety and substituting therefor:

FIRST: The name of the corporation is Sanlo Manufacturing Co., Inc.

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, for the purpose of amending the Certificate of Incorporation of said Corporation pursuant to Section 242 of the Delaware Corporation Law, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 21st of July, 2004.

BY: /s/ T. Richard Fishbein

      T. Richard Fishbein, Secretary

CERTIFICATE OF AMENDMENT

To

CERTIFICATE OF INCORPORATION

Of

SANLO MANUFACTURING CO., INC.

Sanlo Manufacturing Co., Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and stockholders was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware:

RESOLVED: That the Certificate of Incorporation of the Corporation be amended by striking Article First in its entirety and substituting therefor:

FIRST: The name of the corporation is Sanlo, Inc.

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, for the purpose of amending the Certificate of Incorporation of said Corporation pursuant to Section 242 of the Delaware Corporation Law, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 5th day of October, 2004.

By:	/s/ T. Richard Fishbein
T. Richard Fishbein, President